SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                   --------

                                 FORM 8-A/A
                             (Amendment No. 2)

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                         IVEX PACKAGING CORPORATION
           (Exact name of registrant as specified in its charter)

                Delaware                            76-0171625
        (State of incorporation                   (I.R.S. Employer
             or organization                     Identification No.)

       100 Tri-State Drive, Suite 200
            Lincolnshire, Illinois                       60069
    (Address of principal executive offices)          (zip code)


    If this form relates to the           If this form relates to the
    registration of a class of            registration of a class of
    securities pursuant to Section        securities pursuant to Section
    12(b) of the Exchange Act and         12(g) of the Exchange Act and
    is effective pursuant to General      is effective pursuant to General
    Instruction A(c), please check        Instruction A(d), please check
    the following box.  |X|               the following box.  |_|


    Securities Act registration statement file number to which this form relates: No. 33-95436; No. 333-51209

    Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class           Name of Each Exchange on Which
        to be so Registered           Each Class is to be Registered

      Common Stock, par value             New York Stock Exchange
          $.01 per share                  Chicago Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None


Item 1.     Description of Registrant's Securities to be Registered.

      The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, par value $.01 per share, contained in the Prospectus included in the Registration Statement on Form S-1 (No. 33-95436) as such Registration Statement may be amended from time to time, is incorporated herein by reference.


Item 2.     Exhibits.

      The securities to be registered are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended, on the New York Stock Exchange (the "NYSE") and Chicago Stock Exchange (the "CSE"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits have been duly filed with the NYSE and CSE (but are not filed with or incorporated by reference in copies of this Registration Statement filed with the Securities and Exchange Commission):

      1 Amendment No. 6 to Registrant's Registration Statement on Form S-1 (No. 33-95436), filed with the Securities and Exchange Commission on August 1, 1997 (in the case of the NYSE)

      1.1 Amendment No. 1 to Registrant's Registration Statement on Form S-1 (No. 333-51209) filed with the Securities and Exchange Commission on May 21, 1998 (in the case of the CSE)

      4.1   Form of Amended and Restated Certificate of Incorporation of
            Registrant

      4.2   Form of Amended and Restated Bylaws of Registrant

      5     Specimen of Registrant's Common Stock Certificate



                                 SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       IVEX PACKAGING CORPORATION


                                       By:  /s/ G. Douglas Patterson
                                           ------------------------------
                                           Name:  G. Douglas Patterson
                                           Title: Vice President and
                                                     General Counsel

Date: September 25, 1998